UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2017

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2017, Santander Consumer USA Holdings Inc. and Santander Consumer USA Inc. (individually and collectively, the “Company”) announced that their respective Boards of Directors (individually and collectively, the “Board”) appointed Scott Powell, currently a member of the Board, as President and Chief Executive Officer of the Company, effective August 27, 2017. Mr. Powell was also appointed to the Executive Committee of the Board, effective August 27, 2017.

Also, on August 28, 2017, the Company announced that on August 25, 2017, Jason A. Kulas submitted his resignation as a member of the Board and, on August 27, 2017, he submitted his resignation as President and Chief Executive Officer; both resignations were effective on August 27, 2017.

Appointment of Scott Powell as President and Chief Executive Officer

Mr. Powell, age 55, has been a director of the Company since September 2016. Mr. Powell has served as the President and Chief Executive Officer and a director of Santander Holdings USA, Inc. (“SHUSA”) since March 2015. He has also served as President and Chief Executive Officer and a director of Santander Bank, N.A. (“Santander Bank”) since July 2015 and May 2015, respectively. Mr. Powell will continue to serve as a director and, for a limited time, President of Santander Bank, but not as Chief Executive Officer.

Previously, Mr. Powell held numerous senior management roles at JPMorgan Chase and its predecessor Bank One Corporation, including Head of Banking and Consumer Lending Operations, Chief Executive Officer of Consumer Banking and Retail Investments, Head of Retail Lending, and Chief Risk Officer, Consumer. He also spent 14 years at Citigroup and its predecessors in senior risk management positions. Most recently before joining SHUSA and Santander Bank, Mr. Powell was Executive Chairman of National Flood Services Inc.

Mr. Powell is a director of the Phipps Houses and The End Fund in New York City.

Mr. Powell graduated from the University of Minnesota and received an MBA from the University of Maryland.

The Board has not yet determined Mr. Powell’s compensation arrangements.

Election of Director

Effective August 27, 2017, Mahesh Aditya was elected to the Board to fill the vacancy created by the departure of Mr. Kulas. Mr. Aditya serves as Chief Operating Officer of SHUSA, a post he has held since May 2017.

Prior to his role at SHUSA, Mr. Aditya served as the Chief Risk Officer and a member of the Operating Committee of Visa. Mr. Aditya started his career with Citibank in 1990 in Risk Management and Operations in India. He then held helped start Citibank’s Credit Card and Retail Banking business in Egypt. In 1999 he was transferred to Madrid, Spain as the Chief Risk Officer of Citibank Espana. In 2004, Mr. Aditya relocated from Madrid to New York as the Head of Risk for Citibank North America. He then left Citibank after 17 years and joined

JPMorgan Chase as the Chief Risk Officer of Retail Banking and then later was named the Chief Risk Officer of Mortgage banking at JPMorgan Chase. Between 2009 and 2011 he worked at Capital One Bank as Head of Risk for Mortgage and Business Banking.

The Board has determined that Mr. Aditya is not “independent” within the meaning of Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, and the applicable New York Stock Exchange listing standards. There is no agreement or understanding between Mr. Aditya and any other person pursuant to which he was elected to the Board. Mr. Aditya is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On August 28, 2017, the Company issued a press release announcing the appointment of Mr. Powell as President and Chief Executive Officer of the Company, the departure of Mr. Kulas as President and Chief Executive Officer and as a director, and the election of Mr. Aditya to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section.

Cautionary Note Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. For an additional discussion of these risks, please see Part I, Item 1A entitled “Risk Factors” in the Company’s 2016 Annual Report on Form 10-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated August 28, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: August 28, 2017
	By:	/s/ Christopher Pfirrman
	Name:	Christopher Pfirrman
	Title:	Chief Legal Officer